For Immediate Release
Phone: 609-561-9000
Investor Relations Contact: Stephen Clark x4260
Media Contact: Joanne Brigandi x 4240
November 24, 2008

SJI Raises Dividend 10%

Folsom, NJ– South Jersey Industries (NYSE: SJI) today announced that its board of directors had voted to increase the company’s annualized dividend to $1.19, an increase of $0.11 per share over the previous level. The increase equates to an increase of the regular quarterly dividend from $0.27 to $0.2975 per share.  SJI has now increased its dividend for ten consecutive years.

 “Our confidence in SJI’s performance for the remainder of 2008 and beyond supported the action by our board to announce a 10% dividend increase,” said SJI Chairman & CEO Edward Graham.  “An increase of this size represents a strong statement by SJI’s board and management regarding the current health and future prospects of the company,” continued Graham.  SJI’s expectation of strong 2008 results is supported by year-to-date performance from a number of business lines, particularly the asset management and marketing, and the on-site energy production businesses.  Since the end of 2005, SJI has raised its annual dividend by $0.29 per share, an increase of 32%.

Factors that the board considers when setting the dividend include future earnings expectations, payout ratio, and dividend yield relative to those at peer companies as well as returns available on other income-oriented investments. SJI recognizes that dividends are an important income source for many of our shareholders, and remains committed to providing a secure, growing dividend.

The dividend is payable December 29, 2008 to shareholders of record at the close of business December 10, 2008. SJI has paid dividends for 56 consecutive years.

-MORE-

SJI Dividend – Add 1

Forward-Looking Statement

This news release contains forward-looking statements. All statements other than statements of historical fact included in this press release should be considered forward-looking statements made in good faith by the Company and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. When used in this press release words such as “anticipate”, “believe”, “expect”, “estimate”, “forecast”, “goal”, “intend”, “objective”, “plan”, “project”, “seek”, “strategy” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the statements. These risks and uncertainties include, but are not limited to, the following: general economic conditions on an international, national, state and local level; weather conditions in our marketing areas; changes in commodity costs; the timing of new projects coming online; changes in the availability of natural gas; “non-routine” or “extraordinary” disruptions in our distribution system; regulatory, legislative and court decisions; competition; the availability and cost of capital; costs and effects of legal proceedings and environmental liabilities; the failure of customers, suppliers or business partners to fulfill their contractual obligations; and changes in business strategies. SJI assumes no duty to update these statements should actual events differ from expectations.

About South Jersey Industries

South Jersey Industries (NYSE: SJI) is an energy services holding company for utility and non-regulated businesses.  A member of the KLD Global Climate 100 Index, SJI offers solutions to global warming through renewable energy, clean technology and efficiency.  South Jersey Gas, one of the fastest growing natural gas utilities in the nation, strongly advocates the efficient use of energy while safely and reliably delivering natural gas in southern New Jersey. South Jersey Energy Solutions, the parent of SJI’s non-regulated businesses, provides innovative, environmentally friendly energy solutions that help customers control energy costs. South Jersey Energy acquires and markets natural gas and electricity for retail customers and offers energy-related services. Marina Energy develops and operates energy projects including thermal facilities serving hot and chilled water for casinos, cogeneration facilities and landfill gas-to-electricity facilities.  South Jersey Resources Group provides wholesale commodity marketing and risk management services.  South Jersey Energy Service Plus installs, maintains and services heating, air conditioning and water heating systems, services appliances, installs solar systems and performs energy audits. For more information about SJI and its subsidiaries, visit http://www.sjindustries.com.

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